As filed with the Securities and Exchange Commission on August 12, 2002 Registration No. 333-_________

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)

           California                                     94-2867490
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                               645 North Mary Ave.
                           Sunnyvale, California 94088
                    (Address of principal executive offices)

                        1988 EMPLOYEE STOCK PURCHASE PLAN
                                 2002 STOCK PLAN
                            (Full title of the plan)

                                 Irwin L. Kwatek
                         Vice President, General Counsel
                           Trimble Navigation Limited
                              645 North Mary Avenue
                           Sunnyvale, California 94088
                     (Name and address of agent for service)

                                 (408) 481-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Thomas C. DeFilipps
                                 Thomas C. Klein
                                John T. McFarland
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                                                    CALCULATION OF REGISTRATION FEE

================================================ ===================== ===================== ===================== =================
                                                                         Proposed maximum      Proposed maximum
                                                     Amount to be         offering price          aggregate             Amount of
     Title of securities to be registered             registered          per share (1)         offering price      registration fee
------------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common  Stock to be issued under the
1988 Employee Stock Purchase Plan (2)......             200,000              $12.395              $2,479,000               $228
================================================ ===================== ===================== ===================== =================
Common Stock to be issued under the
2002 Stock Plan (2)........................           6,677,333              $12.395             $82,765,542             $7,614
================================================ ===================== ===================== ===================== =================
                   Totals..................           6,877,333                                  $85,244,542             $7,842
================================================ ===================== ===================== ===================== =================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price reported by the Nasdaq National Market System for the registrant's common stock on August 6, 2002.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the registrant's 1988 Employee Stock Purchase Plan or 2002 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that results in an increase in the number of the registrant's outstanding shares of common stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Trimble Navigation Limited hereby incorporates by reference in this registration statement the following documents:

     o Our Annual Report on Form 10-K for the fiscal year ended December 28, 2001, as filed with the SEC on March 28, 2002, and any amendments thereto;

     o    Our  Current  Report on Form 8-K, as filed with the SEC on January 16,
          2002;

     o    Our  Current  Report on Form 8-K, as filed with the SEC on January 30,
          2002;

     o Our two Current Reports on Form 8-K, each as filed with the SEC on March 18, 2002;

     o    Our  Current  Report on Form 8-K,  as filed  with the SEC on March 19,
          2002;

     o    Our  Current  Report on Form 8-K,  as filed  with the SEC on March 21,
          2002;

     o    Our Current  Report on Form 8-K/A,  as filed with the SEC on March 28,
          2002;

     o Our Quarterly Report on Form 10-Q/A for the quarterly period ended September 28, 2001, as filed with the SEC on April 25, 2002;

     o    Our  Current  Report on Form 8-K,  as filed  with the SEC on April 25,
          2002;

     o Our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2002, as filed with the SEC on May 13, 2002;

     o    Our  Current  Report  on Form 8-K,  as filed  with the SEC on July 24,
          2002;

     o Our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2002, as filed with the SEC on August 12, 2002;

     o The description of our common stock contained in our Registration Statement on Form 8-A filed on June 15, 1990, and any amendment or report filed for the purpose of updating such description; and

     o The description of certain dividend rights on our common stock contained in our Registration Statement on Form 8-A filed on February 18, 1999.

     All documents subsequently filed by Trimble Navigation Limited pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. The registrant's bylaws provide that the registrant will indemnify the registrant's directors and officers and may indemnify the registrant's employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by California law. The registrant is also empowered under the registrant's bylaws to enter into indemnification agreements with the registrant's directors and officers and to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify. The registrant has entered into indemnification agreements with each of the registrant's current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits


       Exhibit
       Number                  Description
    -------------   ----------------------------------------------------------

         4.1        1988 Employee Stock Purchase Plan, as amended (1)

         4.2        2002 Stock Plan, including form of Option Agreement

         5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation

        23.1        Consent of Ernst & Young LLP, Independent Auditors

        23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

        24.1 Power of Attorney (See page II-5 of this registration statement)

    (1)  Incorporated by reference to Exhibit 10.1 filed in response to
         Item 8, "Exhibits" of the registrant's Registration Statement on Form S-8 (File No. 33-84949) as filed with the SEC on August 11, 1999.

Item 9.  Undertakings

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 31, 2002.

                                 TRIMBLE NAVIGATION LIMITED



                                 By:        /s/ Steven W. Berglund
                                      -----------------------------------------
                                      Steven W. Berglund
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Irwin L. Kwatek, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                           Title                                                    Date
---------------------------------       -----------------------------------------------         ------------------
/s/ Steven W. Berglund                  President, Chief Executive Officer and Director           July 31, 2002
------------------------------
    Steven W. Berglund


/s/ Mary Ellen Genovese                  Chief Financial Officer and Assistant Secretary          July 31, 2002
-----------------------------            (Principal Financial Officer)
    Mary Ellen Genovese


/s/ Anup V. Singh                        Corporate Controller                                     July 31, 2002
----------------------------             (Principal Accounting Officer)
    Anup V. Singh


/s/ Robert S. Cooper                     Director                                                  July 23, 2002
----------------------------
    Robert S. Cooper


/s/ John B. Goodrich                     Director                                                  July 23, 2002
----------------------------
    John B. Goodrich


/s/ William Hart                         Director                                                  July 22, 2002
----------------------------
    William Hart

                                       II-6


/s/ Ulf J. Johansson                     Director                                                  July 23, 2002
----------------------------
    Ulf J. Johansson



/s/ Bradford W. Parkinson               Director                                                   July 25, 2002
----------------------------
    Bradford W. Parkinson


                                INDEX TO EXHIBITS


   Exhibit
   Number                 Description
-------------     --------------------------------------------------------------

     4.1          1988 Employee Stock Purchase Plan, as amended (1)

     4.2          2002 Stock Plan, including form of Option Agreement

     5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation

    23.1          Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

    24.1 Power of Attorney (See page II-5 of this registration statement)

(1)  Incorporated by reference to Exhibit 10.1 filed in response to
     Item 8, "Exhibits" of the registrant's Registration Statement on Form S-8 (File No. 33-84949) as filed with the SEC on August 11, 1999.